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                                                                          EX-10R


                         THE CHASE MANHATTAN CORPORATION

                             SPECIAL SEVERANCE PLAN

                             INSTRUMENT OF AMENDMENT

         WHEREAS, The Chase Manhattan Corporation has reserved the right to amend The Chase Manhattan Corporation Special Severance Plan (the "Plan") and desires to amend the Plan as set forth in this Instrument of Amendment;

         NOW, THEREFORE, the Plan is hereby amended as follows:

1. Approved Change in Control. Section 2 of the Plan is amended by adding the following new definitions thereto:

                           (s) "Approved Change in Control" means any Change in Control occurring by reason of or upon the occurrence of the transactions and events contemplated by the Merger Agreement.

                           (t) "Merger Agreement" means any agreement or plan of merger or consolidation between CMC and Chemical Banking Corporation that is approved by the Board of Directors of CMC and Chemical Banking Corporation on or before September 30, 1995, as modified from time to time.

2. Good Reason. In the event of any Approved Change in Control, the definition of "Good Reason" in Section 2(k) of the Plan, for purposes only of such Approved Change in Control (and any related Potential Change in Control), shall be as follows:

                           (k) "Good Reason" for termination by the Participant of the Participant's employment shall mean the occurrence (without the Participant's express written consent) of any one of the following acts, or failure to act, unless, in the case of any act or failure to act described in clause (2), (3), (4) or (5) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                           (1) a reduction in the Participant's Annual Base Salary as in effect on the date the Participant first became a Participant in the Plan or as the same may be increased from time to time;

                           (2) the failure by the Participant's primary employer to pay to the Participant any portion of the Participant's current compensation, or the failure by CMC or any Subsidiary to pay to the Participant any portion of an installment of deferred compensation under any deferred

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         compensation program within seven days of the date such compensation is due;

                           (3) the failure by CMC or a Subsidiary to pay to the Participant by February 15 following any calendar year an annual cash bonus for such calendar year that, in the reasonable, good faith judgment of the Compensation Committee of the Board of Directors of CMC or the Corporate Human Resources Executive of CMC, fairly reflects the performance of the Participant, any unit or units (or portions thereof) for which the Participant was responsible and CMC as a whole during such calendar year; provided, however, that the Participant may not claim that a bonus equal to or greater than the highest annual bonus paid to the Participant for any of the three calendar years immediately preceding the Change in Control does not fairly and in good faith reflect such performance;

                           (4) the failure by CMC or a Subsidiary to include the Participant in any other employee benefit or compensation plan or arrangement on a basis reasonably comparable to that of other participants in the Plan having responsibilities of equal importance to those of the Participant; provided, however, that failure to include the Participant in a plan or arrangement designed for a general category of positions that does not include the Participant's position, as determined in good faith by the Compensation Committee of the Board of Directors of CMC or the Corporate Human Resources Executive of CMC, shall not be considered Good Reason; or

                           (5) any purported termination of the Participant's employment which is not effected pursuant to a Notice of Termination and, for purposes of the Plan, no such purported termination shall be effective.

         A Participant's right to terminate employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

3. Severance Payments after an Approved Change in Control. In the event of an Approved Change in Control, Section 5 of the Plan shall be amended as follows only for purposes of any such Approved Change in Control (and any related Potential Change in Control):

         (a) The first sentence of Section 5(b) shall be amended by inserting the following phrase after the word "occurred" in the first sentence thereof:


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                  (or at any time within the period commencing on the date of the Merger Agreement and ending 24 months after the month in which the closing of the transactions contemplated by the Merger Agreement occur),


         (b) The third sentence of Section 5(b) shall be deleted and replaced with a new third sentence to read as follows:

                  A Participant's employment shall not be deemed terminated without Cause solely because of a redesignation of the Participant's employer among CMC and its subsidiaries.

         (c) Section 5(c)(1) shall be amended by deleting the words "but in no event shall the amount of such Lump Sum Severance Payment exceed an amount which is equal to a Week of Annual Base Salary multiplied by the number of week's (including fractions) between the Participant's Date of Termination and the Participant's sixty-fifth birthday." therefrom.

         (d) For purposes only of any such Approved Change in Control (and any related Potential Change in Control), Section 5(c)(1) of the Plan shall be deleted and replaced by the Section 5(c)(1) attached as Exhibit A to, and made a part of, this Instrument of Amendment.

4. Extension of Term with Respect to Payment of Bonuses. In the event there shall have occurred an Approved Change in Control, the Plan is amended to provide that, with respect to any calendar year more than six months of which fall within the 24 month term of the Plan commencing on the date of the last such Approved Change in Control, the term of the Plan shall be further extended to March 1 of the following calendar year solely with respect to any Notice of Termination given by a Participant regarding any bonus the payment or non-payment of which constitutes "Good Reason" under clause (3) of the definition of "Good Reason" set forth in Section 2 of this Amendment.

5. Limited Effect of Amendment. The definition of "Good Reason" set forth in
Section 2 of this Instrument of Amendment shall apply only in the event of and with respect to an Approved Change in Control (and any related Potential Change in Control) and such definition of "Good Reason" shall not apply to any other Change in Control, whether such other Change in Control occurs before or after any Approved Change in Control. In the event any such other Change in Control shall occur, the provisions of Sections 2, 3, and 4 of this Instrument of Amendment shall have no effect.

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6. Waiver of Notice Not to Extend. The Chase Manhattan Corporation hereby waives its right under Section 3 of the Plan to serve notice not to extend the Plan with respect to the calendar year commencing January 1, 1996 and agrees that the Plan, as amended by this Instrument of Amendment, shall automatically renew for an additional one year term commencing January 1, 1996.

7. Miscellaneous. Capitalized terms used but not defined in this Instrument of Amendment have the meanings assigned to them in the Plan. This Instrument of Amendment shall be effective as of August 25, 1995.

         The Chase Manhattan Corporation has executed and adopted this Instrument of Amendment as of the date set forth above.

                                                 THE CHASE MANHATTAN CORPORATION

                                                 By:  /s/  JOHN J. FARRELL
                                                    ----------------------------
                                                    John J. Farrell
                                                    Executive Vice President
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                                                                       EXHIBIT A

                         The Chase Manhattan Corporation
                             Special Severance Plan

                  (c)  Amount of Severance Benefits.

                       (1) Lump Sum Severance Payment. A Participant's Lump Sum

         Severance Payment shall be an amount equal to the sum of (i) the

         Participant's Annual Base Salary, and (ii) the number of Weeks of

         Annual Base Salary determined by reference to the schedule set forth below based on the Participant's length of full-time service with The

         Chase Manhattan Corporation and its subsidiaries:



                       Lump Sum Severance Payment Schedule

                                                     Weeks of
                   Length of Service            Annual Base Salary

                   2 years or less                    Eight

                   More than 2 years        3 weeks for each complete
                                                  year of service



         Notwithstanding the foregoing, the Lump-Sum Severance Payment determined under this subsection (1) may not exceed 104 Weeks of Annual

         Base Salary.

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